Exhibit 99.1

Potbelly Corporation Reports Results for Fourth Fiscal Quarter and Full Year 2020

Fourth quarter same-store sales resilient and improved 130 basis points sequentially to (19.7%)

Continued to advance new strategic focus on “Traffic-Driven Profitability” to return Potbelly to long-term growth

Strategic initiatives and economic recovery expected to support sequential quarterly improvement in performance and return to positive cash flow and enterprise profitability in second half of 2021

Chicago, IL. March 11, 2021 – Potbelly Corporation (NASDAQ: PBPB), the iconic neighborhood sandwich shop concept, today reported financial results for the fiscal fourth quarter and full year ended December 27, 2020.

2020 Strategic Successes

•

Exited 2020 with sequential improvement in same-store-sales (SSS) over seven of the last eight months, demonstrating the resiliency of the business and ability to pivot to rapidly changing market conditions, including increased consumer preference for off-premise offerings.

•	Non-catering digital sales continued to grow in the fourth quarter and comprised 35.8% of total Company sales compared to 12.8% last year.
•	Right-sized cost structure and realigned the business to compete more optimally post pandemic.
-	Successful renegotiation of leases and closure of unprofitable shops has resulted in 321 total leases renegotiated and 28 permanent closures as of the end of 2020.
-	Completed G&A restructuring plan achieving total expense reduction of $3.5 million on a run-rate basis.
-	Rebuilding leadership team to lead the Company’s strategic turnaround and transformation including a new CEO, CFO, COO, General Counsel (CLO), and expanded the Board with two new additions.
•	Relaunched and simplified Potbelly Perks loyalty program with enhanced data analytics.
•	Began executing against new ‘Traffic-Driven Profitability’ strategic plan for 2021 and beyond, which emphasizes five key pillars that will be activated through low-cost, high ROI initiatives:
-

1) Craveable, Quality Food at a Great Value, 2) People Creating Good Vibes, 3) Customer Experiences that Drive Traffic Growth, 4) Digitally-Driven Awareness, Connection and Traffic, and 5) Franchise-Focused Development.

•

Subsequent to year-end 2020, completed $16 million private placement and amended credit facility to strengthen the balance sheet, support the last steps of the pandemic-related recovery, and to provide growth investment capital for new strategic initiatives.

Key highlights for the thirteen weeks ended December 27, 2020 compared to September 27, 2020:

•	Total revenues increased 3% sequentially to $74.9 million compared to $72.7 million.
•	Same-store sales trends finished the fourth quarter at (19.7%), which was a 130-basis point improvement from the third quarter.

•

In back half of 2020, weekly cash burn decreased from the targeted $0.50 million per week average to $0.44 million, driven by retimed lease repayments, but including restructuring costs and deferred salary repayment.

•

GAAP net loss attributable to Potbelly Corporation was ($16.4) million, compared to a GAAP net loss of ($13.4) million. GAAP diluted loss per share was ($0.68) compared to a GAAP diluted loss per share of ($0.56).

•

Adjusted net loss[1] attributable to Potbelly Corporation was ($13.7) million compared to an adjusted net loss of ($10.0) million. Adjusted diluted EPS[1] was a loss of ($0.57) compared to an adjusted diluted EPS loss of ($0.42).

•	EBITDA[1] improved slightly to ($11.3) million from ($11.4) million.
•	Adjusted EBITDA[1] also improved slightly to ($6.9) million compared to ($7.3) million.
•

At December 31, 2020, prior to the Company’s $16 million private placement announced on February 10, 2021, total liquidity, inclusive of cash on hand and availability under its revolving credit facility was $44.6 million, a decrease from $50.8 million at the end of the third quarter.

Key highlights for the fifty-two weeks ended December 27, 2020 compared to December 29, 2019:

•	Total revenues of $291.3 million compared to $409.7 million, driven predominantly by COVID-19 related impacts, which significantly impacted the overall business.
•	GAAP net loss attributable to Potbelly Corporation was ($65.4) million or ($2.74) per diluted share, compared to ($24.0) million or ($1.01) per share.
•	EBITDA[1] decreased to ($51.0) million from $12.5 million, and Adjusted EBITDA[1] was ($32.7) million compared to $25.5 million.
•	Added 533,000 new Potbelly Perks members, with Perks SSS 13 percentage points better than system sales.

Bob Wright, President and Chief Executive Officer of Potbelly Corporation, commented, “While 2020 was an unprecedented year for both our Company and the restaurant sector as a whole, our brand and team proved resilient. I’m extremely proud of the persistence, dedication, and creativity of our entire team and franchisees, who adapted quickly to a rapidly changing environment and served our dedicated customers and their evolving needs. As importantly, we approached last year’s business challenges with strategic intent, and believe we have taken the right steps to emerge from this pandemic with a stronger platform, that’s positioned to grow faster and more profitably than before. We are building a new leadership team that has the talent, skill and experience to make Potbelly the strongest it’s been in years. Potbelly is the sandwich shop with the craveable quality and good vibes of a first-class dive. We have an incredibly strong brand, a streamlined operation and new strategic plan poised to win as business returns to all our shop types and customer experience options continue to open.”

Wright concluded, “As we close out 2020 and look to 2021, we have shifted from being reactive and focused on protecting the brand, to being proactive and more deliberate in our efforts to drive profitable growth in our existing business.  Our new ‘Traffic-Driven Profitability’ strategic plan includes a prioritized set of low-cost strategic investments that we believe will deliver strong returns.  These initiatives include improvements to our overall customer experience, a simplified menu and further enhanced Potbelly Perks program.  They also include improvements to our tech stack, such as a better digital customer experience, a new front-end web and app online ordering portal, and backend investments in our payment technology and loyalty programs.  Lastly, we are prioritizing low-cost, high-return traffic driving opportunities, as well as numerous initiatives that are focused on expanding shop level margins. All of these strategic initiatives are in process today, and we’ll share more detail throughout the year.  We look forward to seeing incremental improvement across our business as our country continues to emerge from the pandemic. We have the right team, the right strategy, and importantly, a recently strengthened balance sheet that will support these new strategic initiatives and our future growth.”

2021 Outlook

Steve Cirulis, Chief Financial Officer of Potbelly Corporation, commented, “We expect the recovery of our business and shops to track the rate of vaccinations and increased dining room re-openings as pandemic conditions recede. Further, we expect that our strategic initiatives will build momentum throughout the year, and thus we expect to see sequential improvement in our top-line results throughout each quarter of fiscal 2021.  We also anticipate that we will generate the majority of our operating earnings and Adjusted EBITDA during the second half of 2021, which will support both shop-level and enterprise-level profitability, as well as positive cash flow, in the back half of the year. In the near-term, we remain focused on furthering a culture of vigilant cost discipline, driving additional operational efficiencies and advancing the five pillars of our new strategy to accelerate Potbelly’s future growth.”

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the investor relations portion of the Company's website at www.potbelly.com. For those that cannot join the webcast, you can participate by dialing 1-877-407-0784 in the U.S. & Canada, or 1-201-689-8560 internationally, using the confirmation code of 13716835.

For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Thursday, March 11, 2021 through midnight March 18, 2021.  To access the replay, please call 1-844-512-2921 (U.S. & Canada) or 1-412-317-6671 (International) and enter confirmation code 13716835. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with approximately 400 company-owned shops in the United States. Additionally, Potbelly franchisees operate over 40 shops in the United States.  For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•

Revenues – represents net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.
•	EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes.
•

Adjusted EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash as well as other items that we do not consider representative of our ongoing operating performance.

•

Shop-level profit – represents income (loss) from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs, restructuring costs and impairment, loss on the disposal of property and equipment and shop closures.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

1Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted diluted EPS, adjusted net loss, shop-level profit, and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA, adjusted net income and adjusted diluted EPS to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA, adjusted net income and adjusted diluted EPS exclude the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements may include, among others, statements relating to: our future financial position and results of operations, business strategy, budgets, projected costs and plans and objectives of management for future operations such as the expected run-rate savings from lease renegotiations, our believe that we will emerge from the pandemic with a stronger platform, the rate of recovery of our business and dining room re-openings, our expectation that our strategic initiatives will build momentum, the expected sequential improvement in top-line growth during 2021 and our expectation that majority of our operating earnings and Adjusted EBITDA will come during the second half of 2021, By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, risks related to the COVID-19 outbreak; compliance with our Credit Agreement covenants, competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contact:

Ryan Coleman or Lisa Fortuna

Alpha IR Group

312-445-2870

PBPB@alpha-ir.com

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts in thousands, except per share data)

	For the 13 Weeks Ended				For the 52 Weeks Ended
	December 27,		December 29,		December 27,		December 29,
	2020		2019		2020		2019
Revenues
Sandwich shop sales, net	$74,324	99.3%	$101,069	99.3%	$289,337	99.3%	$406,688	99.3%
Franchise royalties and fees	542	0.7	683	0.7	1,944	0.7	3,019	0.7
Total revenues	74,866	100.0	101,752	100.0	291,281	100.0	409,707	100.0

Expenses
(Percentages stated as a percent of sandwich shop sales, net)
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	21,151	28.5	26,544	26.3	82,154	28.4	108,326	26.6
Labor and related expenses	27,151	36.5	31,886	31.5	105,241	36.4	128,403	31.6
Occupancy expenses	13,301	17.9	14,520	14.4	56,882	19.7	58,977	14.5
Other operating expenses	13,173	17.7	12,943	12.8	49,054	17.0	50,178	12.3

(Percentages stated as a percent of total revenues)
General and administrative expenses	6,915	9.2	10,122	9.9	35,009	12.0	44,831	10.9
Depreciation expense	4,720	6.3	5,617	5.5	19,830	6.8	22,103	5.4
Pre-opening costs	165	*	9	*	229	*	35	*
Impairment, loss on disposal of property and equipment and shop closures	2,744	3.7	973	1.0	12,346	4.2	6,050	1.5
Restructuring costs	1,668	2.2	—	*	1,668	0.6	—	*
Total expenses	90,988	121.5	102,614	100.8	362,413	124.4	418,903	102.2
Loss from operations	(16,122)	(21.5)	(862)	(0.8)	(71,132)	(24.4)	(9,196)	(2.2)

Interest expense	346	0.5	104	0.1	1,076	0.4	199	*
Loss before income taxes	(16,468)	(22.0)	(966)	(0.9)	(72,208)	(24.8)	(9,395)	(2.3)
Income tax expense (benefit)	49	0.1	259	0.3	(6,536)	(2.2)	14,190	3.5
Net loss	(16,517)	(22.1)	(1,225)	(1.2)	(65,672)	(22.5)	(23,585)	(5.8)
Net income attributable to non-controlling interests	(90)	(0.1)	107	0.1	(281)	(0.1)	407	0.1
Net loss attributable to Potbelly Corporation	$(16,427)	(21.9)%	$(1,332)	(1.3)%	$(65,391)	(22.4)%	$(23,992)	(5.9)%

Net loss per common share attributable to common shareholders:
Basic	$(0.68)		$(0.06)		$(2.74)		$(1.01)
Diluted	$(0.68)		$(0.06)		$(2.74)		$(1.01)
Weighted average common shares outstanding:
Basic	24,220		23,617		23,899		23,850
Diluted	24,220		23,617		23,899		23,850

*Amount is less than 0.1%

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except per share data)

	For the 13 Weeks Ended		For the 52 Weeks Ended
	December 27,	December 29,	December 27,	December 29,
	2020	2019	2020	2019
Net loss attributable to Potbelly Corporation, as reported	$(16,427)	$(1,332)	$(65,391)	$(23,992)
Impairment, loss on disposal of property and equipment and shop closures(1)	2,744	973	12,346	6,050
Nonrecurring professional services(2)	—	805	—	3,070
CEO transition costs(3)	—	—	769	—
Proxy related costs(4)	—	—	1,039	(127)
Restructuring and other costs(5)	1,668	194	1,668	1,673
Total adjustments before income tax	4,412	1,972	15,822	10,666
Income tax adjustments(6)	(1,671)	829	3,281	16,116
Total adjustments after income tax	2,741	2,801	19,103	26,782
Adjusted net income loss attributable to Potbelly Corporation	$(13,686)	$1,469	$(46,288)	$2,790

Net loss attributable to Potbelly Corporation per share, basic	$(0.68)	$(0.06)	$(2.74)	$(1.01)
Net loss attributable to Potbelly Corporation per share, diluted	$(0.68)	$(0.06)	$(2.74)	$(1.01)

Adjusted net loss attributable to Potbelly Corporation per share, basic	$(0.57)	$0.06	$(1.94)	$0.12
Adjusted net loss attributable to Potbelly Corporation per share, diluted	$(0.57)	$0.06	$(1.94)	$0.12

Shares used in computing adjusted net loss attributable to Potbelly Corporation:
Basic	24,220	23,617	23,899	23,850
Diluted	24,220	23,617	23,899	23,850

	For the 13 Weeks Ended		For the 52 Weeks Ended
	December 27,	December 29,	December 27,	December 29,
	2020	2019	2020	2019
Net loss attributable to Potbelly Corporation, as reported	$(16,427)	$(1,332)	$(65,391)	$(23,992)
Depreciation expense	4,720	5,617	19,830	22,103
Interest expense	346	104	1,076	199
Income tax expense (benefit)	49	259	(6,536)	14,190
EBITDA	$(11,312)	$4,648	$(51,021)	$12,500
Impairment, loss on disposal of property and equipment and shop closures(1)	2,744	973	12,346	6,050
Stock-based compensation	35	426	2,515	2,335
Nonrecurring professional services(2)	—	805	—	3,070
CEO transition costs(3)	—	—	769	—
Proxy related costs(4)	—	—	1,039	(127)
Restructuring and other costs(5)	1,668	194	1,668	1,673
Adjusted EBITDA	$(6,865)	$7,046	$(32,684)	$25,501

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except selected operating data)

	For the 13 Weeks Ended		For the 52 Weeks Ended
	December 27,	December 29,	December 27,	December 29,
	2020	2019	2020	2019
Loss from operations	$(16,122)	$(862)	$(71,132)	$(9,196)
Less: Franchise royalties and fees	542	683	1,944	3,019
General and administrative expenses	6,915	10,122	35,009	44,831
Depreciation expense	4,720	5,617	19,830	22,103
Pre-opening costs	165	9	229	35
Impairment and loss on disposal of property and equipment	2,744	973	12,346	6,050
Restructuring costs	1,668	—	1,668	—
Shop-level profit [Y]	$(452)	$15,176	$(3,993)	$60,804
Total revenues	$74,866	$101,752	$291,281	$409,707
Less: Franchise royalties and fees	542	683	1,944	3,019
Sandwich shop sales, net [X]	$74,324	$101,069	$289,337	$406,688
Shop-level profit margin [Y÷X]	-0.6%	15.0%	-1.4%	15.0%

	For the 13 Weeks Ended		For the 52 Weeks Ended
	December 27,	December 29,	December 27,	December 29,
	2020	2019	2020	2019
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	400	428	400	428
Franchise shops, end of period	46	46	46	46
Revenue Data:
Company-operated comparable store sales	(19.7)%	(0.1)%	(24.7)%	(3.0)%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)	This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses.
(2)	The Company incurred certain costs in the third quarter of 2019 for nonrecurring professional services.
(3)

The Company incurred certain costs related to the transition between the current and former CEO in 2020. Transition costs were included in general and administrative expenses in the consolidated statements of operations.

(4)

The Company incurred certain professional and other costs and associated benefits related to the shareholder proxy matter. These costs and benefits were included in general and administrative expenses in the consolidated statements of operations.

(5)	The Company incurred certain restructuring costs related to severance and other costs that were included in general and administrative expenses in the consolidated statements of operations.
(6)

This adjustment includes the tax impacts of the other adjustments listed above based on the Company’s effective tax rate, the change in the Company’s income tax valuation allowance during the period, and the discrete income tax benefit from the carryback of prior year net operating losses and refund of prior year alternative minimum tax credits, offset by the impact of ASU 2016-09.